UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITC Great Plains, LLC 2013 Term Loan Credit Agreement

On May 30, 2013, ITC Great Plains, LLC (“ITC Great Plains”), an indirect wholly-owned subsidiary of ITC Holdings Corp., entered into a Term Loan Credit Agreement (the “ITC Great Plains 2013 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, and Bank of America, N.A., as syndication agent. The ITC Great Plains 2013 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which ITC Great Plains has borrowed $100,000,000. Funds borrowed may be used for general corporate purposes of ITC Great Plains and its subsidiaries, including the repayment of revolving borrowings. The ITC Great Plains 2013 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITC Great Plains to maintain a maximum debt to capitalization ratio of 65%. The ITC Great Plains 2013 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITC Great Plains 2013 Term Loan Credit Agreement is November 28, 2014.

At ITC Great Plains’ option, loans under the ITC Great Plains 2013 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 85 basis points or at a base rate, which is defined as the higher of the administrative agent’s publicly announced prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%.

The foregoing description of the ITC Great Plains 2013 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITC Great Plains 2013 Term Loan Credit Agreement. A copy of the ITC Great Plains 2013 Term Loan Credit Agreement is attached hereto as Exhibit 10.118 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITC Great Plains and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.0 FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

10.118   ITC Great Plains 2013 Term Loan Credit Agreement dated as of May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel